EXHIBIT 10

                                    AGREEMENT

     THIS AGREEMENT is made and entered into as of this 16th of June 2003 by and among Biovest International, Inc., a Delaware corporation ("Biovest") and Accentia, Inc., a Florida corporation ("Accentia") RECITALS:

     WHEREAS, Biovest and Accentia have entered into an Investment Agreement dated April 10, 2003, which was amended by an Amendment to Agreement dated June 16th, 2003 (collectively referred to as the Investment Agreement);

     WHEREAS, pursuant to the Investment Agreement, Accentia is purchasing 81% of the outstanding capital stock of Biovest;

     WHEREAS, as a material inducement for Accentia to enter into the Investment Agreement and to purchase shares of Biovest capital stock, Biovest has agreed to grant Accentia the right to maintain its ownership of Biovest at 81% of the outstanding capital stock of Biovset (the "First Right of Refusal"); and

     WHEREAS, the parties wish to enter into this Agreement setting forth the terms and provisions of the First Right of Refusal.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

1. First Right of Refusal - Accentia is hereby granted the absolute and unconditional right, in the exercise of its sole discretion, to purchase that number of shares of Biovest common stock that may, from time to time during the First Right of Refusal Period, be required to maintain Accentia's ownership of Biovest at 81% of the then outstanding capital stock of Biovest. Should Biovest, for any reason, issue any shares of its capital stock during the First Right of Refusal Period (the "Triggering Shares"), Accentia shall have the absolute and unconditional right to purchase that number of additional shares (the "First Right of Refusal Shares") of Biovest authorized but unissued common stock that is required to cause Accentia's ownership of Biovest to equal 81% of the Biovest capital stock then outstanding following the issuance of both the
     Triggering Shares and the First Right of Refusal Shares.. For purposes hereof, the grant or issuance by Biovest of right, convertibles, options or warrants, or other instruments during the First Right of Refusal Period which may be converted or result in the issuance of shares of capital stock of Biovest during or after the First Right of Refusal Period shall result in Accentia having a First Right of Refusal with regard thereto. The First Right of Refusal applies to all shares which may be issued by Biovest during the First Right of Refusal Period including, but not limited to, shares issued in new financings, acquisitions, options and warrant exercises and the conversion of convertible notes.

2. First Right of Refusal Period - The First Right of Refusal Period shall commence on the date hereof and end on the last day on which any



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     Biovest  option,  warrant or  convertible  note  listed on Exhibit A hereto remains outstanding or in effect.

3. Purchase Price - The purchase price to be paid by Accentia for the First Right of Refusal Shares shall be an amount equal to the aggregate price paid by the third party for the Triggering Shares (i.e., the Accentia First Right of Refusal Purchase Price for all shares required to maintain Accentia's ownership at 81% of the then outstanding capital stock will equal the aggregate price paid by the third party for all of the shares which triggered the First Right of Refusal as opposed to matching the Per Share Purchase Price paid by the third party. The Per Share Purchase Price to be paid by Accentia shall be the aggregate Purchase Price (i.e., the aggregate purchase price paid by the third party for the Triggering Shares) divided by the total number of First Right of Refusal Shares being purchased by Accentia (the "Per Share Purchase Price"). Accordingly, the Accentia First Right of Refusal Per Share Purchase Price may be significantly lower than the per share purchase price paid by the third party for the Triggering Shares.

4. Payment of Purchase Price - The Per Share Purchase Price may, in the discretion of Accentia, be either be paid in cash or by five-year Promissory Note bearing the lowest rate of interest permitted by applicable corporate law. In the event of payment by promissory note, the Promissory Note shall be an unsecured corporate obligation of Accentia and shall provide for all interest and principal to be paid in one installment at the maturity of the Promissory Note.

5. Unconditional. The First Right of Refusal is an absolute and unconditional right granted to Accentia and constitutes a material inducement for Accentia to enter into the Investment Agreement and to purchase capital stock of Biovest. Other than as expressly set forth in this Agreement, there are no conditions or limitations on the First Right of Refusal or on Accentia's right to purchase additional authorized but unissued shares of Biovest common stock pursuant to the First Right of Refusal. Biovest acknowledges and agrees that the First Right of Refusal may result in the issuance of a significant number of additional shares of Biovest capital stock to Accentia at Per Share Purchase Prices which may be significantly less that the then current market price or appraisal value of Biovest capital stock. Biovest agrees that during the First Right of Refusal Period to maintain sufficient authorized but unissued capital stock to fulfill its obligations under the First Right of Refusal. Biovest agrees, at its cost, to defend the validity and enforcibilty of this Agreement and to indemnify Accentia from any cost, expense or loss arising from or related to any claim or action arising out of or relating to this Agreement.

6. Notice - Upon any event which gives rise to Accentia's First Right of Refusal, Biovest shall provide Accentia with written notice of Accentia's First Right of Refusal together with a calculation of Per Share Purchase
     Price and the number of First Right of Refusal Shares available for purchase. Accentia shall have 30 calendar days after receipt of such written notice to provide Biovest with written notice of its exercise of the First Right of Refusal.


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7.   Miscellaneous

     a. Assignability - This Agreement shall be binding upon and shall inure to the benefit of the parties and their assigns and successors in interest.

     b. Law This Agreement shall be construed in accordance with the laws of the State of Florida.

     c. Survival - This Agreement and all undertakings in this Agreement shall survive not only this Agreement, but the closing of the Investment Agreement between the parties.

     d. Headings - All paragraph headings herein are inserted for convenience of the parties only and are not part of, and shall not, in any way modify or affect the construction of or interpretation of any provision of this Agreement.

     e. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument. This Agreement may be executed by fax with fax execution having the same legal effect as an original signature.

     f. Notices - Any notice required to be given hereunder or any election of the First Right of Refusal shall be in writing, personally delivered, or sent by certified mail, or by telecopy at the addresses set forth hereinbelow:

                        ACCENTIA:
                                           Accentia, Inc.
                                           5310 Cypress Center Drive, Suite 101
                                           Tampa, Florida 33609
                                           Fax: (813) 287-6643
                         Copy to:
                                           Samuel S. Duffey
                                           416 Burns Court
                                           Sarasota, Florida 34236
                                           Fax: (941) 954-5825

                                           Francis E. O'Donnell, Jr., M.D.
                                           709 The Hamptons Lane
                                           Town & Country, Missouri 63017
                                           Fax: (314) 434-7030
                         BIOVEST:
                                           Biovest International, Inc.
                                           8500 Evergreen Blvd.
                                           Minneapolis, MN 55433
                                           Fax: (763) 786-0915


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                         Copy to:
                                           David Moser


                                           Fax:

     g. Prior Agreement - Any conflict between this Agreement and any prior letters of intent, deal points and agreements including, but not limited to the Investment Agreement, shall be governed by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Accentia, Inc.                             Biovest International, Inc.



By:                                        By:
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Its:                                       Its:




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